Exhibit 10.1

EXCHANGE AGREEMENT

This Exchange Agreement (the “Agreement”) is entered into as of the 31st day of May 2024, by and between Bit Origin Ltd, an exempted company incorporated under the laws of the Cayman Islands with offices located at 27F, Samsung Hub, 3 Church Street, Singapore 049483 (the “Company”), and the undersigned holder of the Existing Warrant (as defined below) (the “Holder”), with reference to the following facts:

A.    The Holder has previously acquired that certain Warrant to Purchase Ordinary Shares (the “Existing Warrant”), currently exercisable into such aggregate number of Ordinary Shares as set forth on the signature page of the Holder attached hereto, pursuant to that certain Securities Purchase Agreement, dated as of October 21, 2022, by and between the Company and the Holder (the “2022 Purchase Agreement”).

B.     Subsequently, the Company and the Holder entered into a Securities Purchase Agreement, dated as of December 7, 2023 (the “2023 Purchase Agreement”), pursuant to which (A) the Company issued to the Holder (x) a senior secured convertible note of the Company (the “2023 Initial Note”) and (y) a warrant to purchase Ordinary Shares (the “2023 Warrant”), and (B) the Holder may require the Company to sell to the Holder, and the Holder may purchase, one or more additional senior secured convertible notes of the Company (each a “2023 Additional Note”, and collectively with the 2023 Initial Note, the “2023 Notes”).

C.     The Company desires that the Holder sell (the “Warrant Sale”) such portion of the Existing Warrant currently exercisable into such aggregate number of Ordinary Shares as set forth on the signature page of the Holder attached hereto (the “Sale Warrant”, as exercised, the “Sale Warrant Shares”) to [ ] (the “Purchaser”) in accordance with that certain Warrant Purchase Agreement, by and between the Holder and the Purchaser in the form attached hereto as Exhibit A (the “Warrant Purchase Agreement”).

D.     The Company has duly authorized the issuance to the Holder, subject to the concurrent consummation of the Warrant Sale and such other terms and conditions set forth herein and in the Warrant Purchase Agreement, in exchange for the remaining portion of the Existing Warrant that is not being sold to the Purchaser pursuant to the Warrant Purchase Agreement (the “Exchanged Warrant”), which is currently exercisable into such aggregate number of Warrant Shares as set forth on the signature page of the Holder attached hereto (the “Exchanged Warrant Shares”), a new senior secured convertible note of the Company in such aggregate principal amount as set forth on the signature page of the Holder attached hereto, in the form attached hereto as Exhibit B (the “Exchange Note”, as converted into Ordinary Shares, the “Exchange Shares”).

E.      Each of the Company and the Holder desire to effectuate the exchange of the Exchanged Warrant for the Exchanged Note (the “Exchange”) on the basis and subject to the terms and conditions set forth in this Agreement in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”).

F.      Capitalized terms used but not otherwise defined herein shall have the meaning as set forth in the Existing Warrant.

G.     The Exchange Note will rank senior to all outstanding and future indebtedness of the Company, and its Subsidiaries other than Permitted Indebtedness (as defined in the Exchange Note) secured by Permitted Liens (as defined in the Exchange Note) and will be secured by a first priority perfected security interest in all of the existing and future assets of the Company and its direct and indirect Subsidiaries, including a pledge of all of the share capital of each of the Subsidiaries, as evidenced by (i) a security agreement in the form attached hereto as Exhibit C (the “Security Agreement”, and together with the Perfection Certificate (as defined below) and the other security documents and agreements entered into in connection with this Agreement and each of such other documents and agreements, as each may be amended or modified from time to time, collectively, the “Security Documents”), and (ii) guaranty executed by each Subsidiary of the Company (each, a “Guarantor”), in the form attached hereto as Exhibit D (collectively, the “Guaranties”) pursuant to which each of them guarantees the obligations of the Company under this Agreement and the Exchange Note (collectively with the Guaranties, the Security Documents, and the A&R Transfer Agent Instructions (as defined below), the “Exchange Documents”).

H.     On the Closing Date, concurrent with the delivery of the Exchange Note, the Amortization Amount (as defined in the 2023 Initial Note) due on each of the initial six (6) Amortization Dates (as defined in the 2023 Initial Note) to the Holder (in addition to the amounts paid pursuant to Section 11) shall be accelerated and paid by the Company, without any prepayment penalty (the “Amortization Prepayment”), by wire transfer of immediately available funds in accordance with the wire instructions set forth on the signature page of the Holder.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

1.      Exchange.

(a)    General. On the Closing Date (as defined below), subject to the satisfaction of the conditions to closing set forth below, pursuant to Section 3(a)(9) of the Securities Act, the Holder shall convey, assign and transfer the Exchanged Warrant to the Company in exchange for which the Company shall issue the Exchange Note to the Holder and deliver (or cause to be delivered) to the Holder (or its designee) the Exchange Note at the address for delivery set forth on the signature page of the Holder attached hereto. Concurrently with delivery of the Exchange Note to the Holder (or its designee), the Holder shall relinquish all rights, title and interest to the Exchanged Warrant (including any claims the Holder may have against the Company related thereto) and assign the same to the Company and the Exchanged Warrant shall be deemed cancelled. The Company and the Holder shall execute and/or deliver such other documents and agreements as are customary and reasonably necessary to effectuate the Exchange.

(b)    Closing. Subject to the conditions set forth in Section 1(c) and Section 1(d) below, the Exchange shall take place via the electronic exchange of documents, securities and signatures, no later than two (2) Business Days after the date hereof or at such other time and place as the Company and the Holder mutually agree (the “Closing” and the “Closing Date”).

(c)    Conditions to the Holder’s Obligations at the Closing. The obligation of the Holder to consummate the Exchange is subject to the fulfillment (or waiver, at the sole option of the Holder), to the Holder’s reasonable satisfaction, prior to or on the Closing Date, of each of the following conditions:

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(i)     The Company and each Subsidiary (as the case may be) shall have duly executed and delivered to the Holder each of the Exchange Documents to which it is a party and the Company shall have duly executed and delivered to the Holder the Exchange Note in such original principal amount as is set forth on the Holder’s signature page attached hereto.

(ii)     [intentionally omitted]

(iii)    The Company shall have executed and duly delivered to the Holder a copy of the amended and restated irrevocable transfer agent instructions, in the form acceptable to the Holder (the “A&R Transfer Agent Instructions”), which instructions shall have been delivered to and acknowledged in writing by the Company’s transfer agent.

(iv)    The Company shall have delivered to such Holder a certified copy of the Memorandum of Association (as defined below) within ten (10) days of the Closing Date.

(v)     The Company and each Subsidiary shall have delivered to such Holder a certificate, in the form acceptable to such Holder, executed by the Secretary or the Chief Financial Officer of the Company and each Subsidiary and dated as of the Closing Date, as to (i) the resolutions consistent with Section 3(c) as adopted by the Company’s and each Subsidiary’s board of directors in a form reasonably acceptable to such Holder, (ii) the Memorandum of Association (as defined below) of the Company and the organizational documents of each Subsidiary and (iii) the Articles of Association (as defined below) of the Company and the bylaws (or equivalent governing document) of each Subsidiary, each as in effect at the Closing.

(vi)      Each and every representation and warranty of the Company shall be true and correct as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Holder shall have received a certificate, duly executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Holder in the form acceptable to such Holder.

(vii)         The Company shall have delivered to such Holder a letter from the Company’s transfer agent certifying the number of Ordinary Shares outstanding on the Closing Date immediately prior to the Closing.

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(viii)       The Exchange Shares (A) shall be designated for quotation or listed (as applicable) on the Principal Market and (B) except as otherwise disclosed in the SEC Documents with respect to the Principal Market, shall not have been suspended, as of the Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the Closing Date, either (I) in writing by the SEC or the Principal Market or (II) by falling below the minimum maintenance requirements of the Principal Market.

(ix)      The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Exchange Note, including without limitation, those required by the Principal Market, if any.

(x)     No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Entity (as defined in the 2023 Purchase Agreement) of competent jurisdiction that prohibits the consummation of any of the transactions contemplated hereby.

(xi)      Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably would have or result in a Material Adverse Effect.

(xii)         The Company shall have obtained approval of the Principal Market to list or designate for quotation (as the case may be) the Exchange Shares.

(xiii)       In accordance with the terms of the Security Documents, the Company shall have delivered to the Collateral Agent (as defined below) appropriate financing statements on Form UCC-1 to be duly filed in such office or offices as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by each Security Document (the “Financing Statements”).

(xiv)       The Collateral Agent shall have received the Security Agreement and Guaranties, duly executed by the Company and each of its Subsidiaries.

(xv)         The Company shall have delivered to the Holder the Amortization Prepayment (in addition to the amounts paid pursuant to Section 11) for the 2023 Initial Note by wire transfer of immediately available funds in accordance with the wire instructions set forth on the signature page of the Holder.

(xvi)       The Company and its Subsidiaries shall have delivered to such Holder such other documents, instruments or certificates relating to the transactions contemplated by this Agreement as such Holder or its counsel may reasonably request.

(d)     Conditions to the Company’s Obligations to the Closing. The obligation of the Company to consummate the Exchange is subject to the fulfillment (or waiver, at the sole option of the Company), to the Company’s reasonable satisfaction, prior to or at the Closing in question, of each of the following conditions:

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(i)     The representations and warranties of the Holder set forth herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date), and the Holder shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Holder at or prior to the Closing Date.

(ii)     No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or authority or legislative body to enjoin, restrain, prohibit, or obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement.

(iii)     All proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to the Company and the Company shall have received all such counterpart originals or certified or other copies of such documents as the Company may reasonably request.

2.      Ratifications; Incorporation of Terms under Transaction Documents.

(a)     Ratifications. Except as otherwise expressly provided herein, the 2023 Purchase Agreement and each other Transaction Document (as defined in the 2023 Purchase Agreement), is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the date hereof: (i) all references in the 2023 Purchase Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the 2023 Purchase Agreement shall mean the 2023 Purchase Agreement as amended by this Agreement (as applicable), and (ii) all references in the other Transaction Documents (as defined in the 2023 Purchase Agreement) to the “Securities Purchase Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the 2023 Purchase Agreement shall mean the 2023 Purchase Agreement as amended by this Agreement.

(b)     Amendments and Incorporation of Terms under Transaction Documents. Effective as of the date hereof, the 2022 Purchase Agreement, each of the other Transaction Documents (as defined in the 2022 Purchase Agreement), the 2023 Purchase Agreement, and each of the other Transaction Documents (as defined in the 2023 Purchase Agreement) are hereby amended as follows (and any such agreements, covenants and related provisions therein shall be deemed incorporated by reference herein, mutatis mutandis, as amended as such):

(i)     Solely for purposes of the 2023 Purchase Agreement, the defined term “Notes” (as defined in the 2023 Purchase Agreement) is hereby amended to include the Exchange Note (as defined herein).

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(ii)     Solely for purposes of the 2023 Purchase Agreement, the defined term “Conversion Shares” (as defined in the 2023 Purchase Agreement) is hereby amended to include the Exchange Shares issuable pursuant to the terms of the Exchange Notes, including, without limitation, upon conversion or otherwise.

(iii)     The defined term “Transaction Documents” (as defined in the 2023 Purchase Agreement) is hereby amended to include this Agreement and the Exchange Note.

(iv)      The Holder waives, in part, the definition of “Permitted Indebtedness” (as defined in the 2023 Initial Notes) such that the Exchange Note shall be deemed to be “Permitted Indebtedness” thereunder.

(v)     The form of Additional Note attached as Exhibit A to the 2023 Purchase Agreement is hereby amended and restated to the form of Additional Note attached hereto as Exhibit E, which has been amended solely to include the Exchange Note as clause (vi) in the definition of “Permitted Indebtedness” in Section 33(xx) and “Excluded Securities” Section 33(ee) thereof.

(vi)      The Holder waives, in part, the definition of “Excluded Securities” in Section 19(u) of the 2023 Warrant, such that the Exchange Note shall be deemed to be “Excluded Securities” under the 2023 Warrant.

3.      Company Representations and Warranties. The Company represents and warrants to the Holder as follows of the date hereof and as of the Closing Date:

(a)     Organization and Qualification. The Company and each of its Subsidiaries are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authority to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted. Each of the Company and each of its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect (as defined below). For purposes of this Agreement, “Material Adverse Effect” shall mean any material adverse effect on the business, operations, properties, prospects, or financial condition of the Company and its subsidiaries and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to perform any of its obligations under this Agreement in any material respect. Other than the Persons (as defined below) set forth on Schedule 3(a), the Company has no Subsidiaries. “Subsidiaries” means any Person in which the Company, directly or indirectly, (I) owns any of the outstanding capital stock or holds any equity or similar interest of such Person or (II) controls or operates all or any part of the business, operations or administration of such Person, and each of the foregoing, is individually referred to herein as a “Subsidiary”. “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization or a government or any department or agency thereof.

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(b)     Authorization and Binding Obligation. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement, the Exchange Documents and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by the Exchange Documents and to consummate the Exchange (including, without limitation, the issuance of the Exchange Note in accordance with the terms hereof and thereof). As of the Closing Date, the execution and delivery of the Exchange Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Exchange Note and the reservation for issuance and issuance of Exchange Shares issuable upon conversion of the Exchange Note will have been duly authorized by the Company’s Board of Directors and no further filing, consent, or authorization will be required by the Company, its Board of Directors or its shareholders. This Agreement has been and, as of the Closing Date, the other Exchange Documents will have been, duly executed and delivered by the Company, and constitute or will constitute, as applicable, the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities laws.

(c)     No Conflict. The execution, delivery and performance of the Exchange Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Exchange Note in accordance with the terms hereof and thereof) will not (i) result in a violation of the Memorandum of Association or any other organizational documents of the Company or any of its Subsidiaries, the terms of any shares of the Company or any of its Subsidiaries or the Articles of Association of the Company or any of its Subsidiaries, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, after giving effect to the receipt by the Company of the Required Consents (as defined below) and any other consents, waivers or amendments that will be obtained by the Company on or prior to the Closing Date, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and the rules and regulations of the Nasdaq Capital Market (the “Principal Market”) and including all applicable federal laws, rules and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected except, in the case of clause (ii) or (iii) above, to the extent such violations that would not reasonably be expected to have a Material Adverse Effect.

(d)     No Consents. Neither the Company nor any Subsidiary is required to obtain any consent from, authorization or order of, or make any filing or registration with (other than such filings as may be required by any federal or state securities laws, rules or regulations), any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by the Exchange Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company or any Subsidiary is required to obtain pursuant to the preceding sentence have been or will be obtained or effected on or prior to the Closing Date, and neither the Company nor any of its Subsidiaries are aware of any facts or circumstances which might prevent the Company or any of its Subsidiaries from obtaining or effecting any of the registration, application or filings contemplated by the Exchange Documents.

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(e)     [intentionally omitted]

(f)     Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Holder contained herein, the offer and issuance by the Company of the Exchange Note is exempt from registration under the Securities Act pursuant to the exemption provided by Section 3(a)(9) thereof.

(g)     Issuance of New Securities. As of the Closing Date, the issuance of the Exchange Note will be duly authorized and, upon conversion in accordance with the terms of the Exchange Note, the Exchange Shares shall be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens and charges and other encumbrances with respect to the issue thereof. By virtue of Rule 3(a)(9) under the Securities Act, the Exchange Shares will have a Rule 144 holding period that will be deemed to have commenced as of the date of the original issuance of the Exchanged Warrant to the Holder. The Exchange Shares shall be freely tradeable by the Holder and shall be issued without any restricted legend. The Holder of the Exchange Note shall be entitled to all rights accorded to a holder of Ordinary Shares. No commission or other remuneration has been paid by the Holder to the Company in connection with the Exchange or any transactions contemplated hereby.

(h)     Transfer Taxes. On the Closing Date, all share transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the issuance of the Exchange Note to be exchanged with the Holder hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(i)     SEC Documents; Financial Statements. Except as would not cause the Company to become ineligible to use Form F-3, during the one (1) year prior to the date hereof, the Company has timely filed all reports, schedules, forms, proxy statements, statements and other documents required to be filed by it with the Securities and Exchange Commission (“SEC”) pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (all of the foregoing filed prior to the date hereof and all exhibits and appendices included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). The Company has delivered or has made available to the Holder or its representatives true, correct and complete copies of each of the SEC Documents not available on the EDGAR system. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”), consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate). The reserves, if any, established by the Company or the lack of reserves, if applicable, are reasonable based upon facts and circumstances known by the Company on the date hereof and there are no loss contingencies that are required to be accrued by the Statement of Financial Accounting Standard No. 5 of the Financial Accounting Standards Board which are not provided for by the Company in its financial statements or otherwise. The Company is not currently contemplating to amend or restate any of the financial statements (including, without limitation, any notes or any letter of the independent accountants of the Company with respect thereto) included in the SEC Documents (the “Financial Statements”), nor is the Company currently aware of facts or circumstances which would require the Company to amend or restate any of the Financial Statements, in each case, in order for any of the Financials Statements to be in compliance with GAAP and the rules and regulations of the SEC. The Company has not been informed by its independent accountants that they recommend that the Company amend or restate any of the Financial Statements or that there is any need for the Company to amend or restate any of the Financial Statements.

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(j)     Absence of Certain Changes. Except as set forth in the SEC Documents, since the date of the Company’s most recent audited financial statements contained in an Annual Report on Form 20-F, neither the Company nor any of its Subsidiaries has (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, outside of the ordinary course of business or (iii) made any capital expenditures, individually or in the aggregate, outside of the ordinary course of business.

(k)     No Undisclosed Events, Liabilities, Developments or Circumstances. Except for the transactions contemplated by the Exchange Documents, no event, liability, development or circumstance has occurred or exists, or is reasonably expected to exist or occur with respect to the Company, any of its Subsidiaries or any of their respective businesses, properties, liabilities, prospects, operations (including results thereof) or condition (financial or otherwise), that (i) would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form F-1 filed with the SEC relating to an issuance and sale by the Company of its Ordinary Shares and which has not been publicly announced, (ii) would reasonably be expected to have a material adverse effect on the Holder’s investment hereunder or (iii) would reasonably be expected to have a Material Adverse Effect.

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(l)     Conduct of Business; Regulatory Permits. Neither the Company nor any of its Subsidiaries is in material violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except in all cases for possible violations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth in SEC Documents, during the two (2) years prior to the date hereof, (i) the Ordinary Shares have been listed or designated for quotation on the Principal Market, (ii) trading in the Ordinary Shares has not been suspended by the SEC or the Principal Market and (iii) except as set forth in the SEC Documents, the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Ordinary Shares from the Principal Market. The Company and each of its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit. There is no agreement, commitment, judgment, injunction, order or decree binding upon the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is a party which has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company or any of its Subsidiaries, any acquisition of property by the Company or any of its Subsidiaries or the conduct of business by the Company or any of its Subsidiaries as currently conducted other than such effects, individually or in the aggregate, which have not had and would not reasonably be expected to have a Material Adverse Effect on the Company or any of its Subsidiaries.

(m)      Transactions With Affiliates. None of the officers or directors of the Company or its Subsidiaries and, to the knowledge of the Company, none of the employees of the Company or its Subsidiaries is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors) required to be disclosed under Item 404 of Regulation S-K under the Exchange Act.

(n)     Equity Capitalization.

(i)     Definitions:

(1)        “Ordinary Shares” means (x) the Company’s ordinary shares, $0.30 par value per share, and (y) any share capital into which such ordinary shares shall have been changed or any share capital resulting from a reclassification of such ordinary shares.

(ii)     Authorized and Outstanding Share Capital. The authorized, issued and outstanding shares of the Company are as set forth in the SEC Documents (except for subsequent issuances, if any, in accordance with the terms of the Exchange Note, pursuant to reservations, agreements, employee benefit or equity incentive plans referred to in the SEC Documents or pursuant to the exercise of convertible securities, warrants or options referred to in the SEC Documents).

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(iii)     Valid Issuance; Available Shares; Affiliates. All of such outstanding shares are duly authorized and have been, or upon issuance will be, validly issued, fully paid and nonassessable. The SEC Documents accurately set forth, as of the dates referred to therein, the number of Ordinary Shares that are (A) required to be reserved for issuance pursuant to Convertible Securities (as defined below) (other than the Exchange Note) and (B) that are, as of the date referred to therein, owned by Persons who are “affiliates” (as defined in Rule 405 of the Securities Act and calculated based on the assumption that only officers, directors and holders of at least 10% of the Company’s issued and outstanding Ordinary Shares are “affiliates” without conceding that any such Persons are “affiliates” for purposes of federal securities laws) of the Company or any of its Subsidiaries. “Convertible Securities” means any share capital or other security of the Company or any of its Subsidiaries that is at any time and under any circumstances directly or indirectly convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any share capital or other security of the Company (including, without limitation, Ordinary Shares) or any of its Subsidiaries.

(iv)      Existing Securities; Obligations. Except as disclosed in the SEC Documents or pursuant to the transactions contemplated by this Agreement: (A) none of the Company’s or any Subsidiary’s shares, interests or share capital is subject to preemptive rights or any other similar rights or liens suffered or permitted by the Company or any Subsidiary; (B) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares, interests or share capital of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company or any of its Subsidiaries; (C) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act; (D) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (E) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Exchange Note; and (F) neither the Company nor any Subsidiary has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement.

(v)     Organizational Documents. True, correct and complete copies of the Company’s Memorandum of Association, as amended and as in effect on the date hereof (the “Memorandum of Association”), and the Company’s Articles of Association, as in effect on the date hereof (the “Articles of Association”), and the terms of all Convertible Securities and the material rights of the holders thereof in respect thereto, are set forth in, or filed as exhibits to, the SEC Documents.

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(o)     Other Contracts. Neither the Company nor any of its Subsidiaries have any liabilities or obligations required to be disclosed in the SEC Documents which are not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company’s or its Subsidiaries’ respective businesses and which, individually or in the aggregate, do not or could not have a Material Adverse Effect.

(p)     Litigation. Except as set forth in the SEC Documents, there is no action, claim, suit, investigation or proceeding, whether commenced or threatened, before any court, governmental agency or body, domestic or foreign, now pending or, to the knowledge of the Company, threatened against the Company or its Subsidiaries wherein an unfavorable decision, ruling or finding would reasonably be expected to, individually or in the aggregate, (i) materially adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, the Exchange Documents or (ii) have a Material Adverse Effect. The Company is not a party to or subject to the provisions of any injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental agency or body that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(q)     No Consideration Paid. No consideration, commission or other remuneration has been paid by the Holder to the Company, its Subsidiaries or any of their agents or affiliates in connection with the Exchange.

(r)     Ranking. The Exchange Note shall be deemed to rank pari passu with the 2023 Initial Notes.

4.      Holder Representations and Warranties. The Holder represents and warrants to the Company as follows on the date hereof and as of the Closing Date:

(a)     Reliance on Exemptions. The Holder understands that the Exchange Note is being offered and exchanged in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Holder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein and in the other Exchange Documents in order to determine the availability of such exemptions and the eligibility of the Holder to acquire the Exchange Note.

(b)     No Governmental Review. The Holder understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Exchange Note or the fairness or suitability of the investment in the Exchange Note nor have such authorities passed upon or endorsed the merits of the offering of the Exchange Note.

(c)     Validity; Enforcement. This Agreement and the other Exchange Documents to which the Holder is a party have been duly and validly authorized, executed and delivered on behalf of the Holder and shall constitute the legal, valid and binding obligations of the Holder enforceable against the Holder in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

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(d)     No Conflicts. The execution, delivery and performance by the Holder of this Agreement and the other Exchange Documents to which the Holder is a party, and the consummation by the Holder of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Holder, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Holder is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Holder, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Holder to perform its obligations hereunder.

(e)     Sophistication. The Holder is acquiring the Exchange Note hereunder in the ordinary course of its business. The Holder is an “accredited investor” as defined in Regulation D under the Securities Act.

(f)     Ownership of Exchanged Warrant. The Holder owns the Exchanged Warrant free and clear of any liens or encumbrances (other than the obligations pursuant to this Agreement, the Exchange Documents and applicable securities laws) and has the requisite power and authority to enter into and perform its obligations under this Agreement and each of the other Exchange Documents to which it is a party and to consummate the Transaction.

(g)     No Consideration Paid. No consideration, commission or other remuneration has been paid by the Holder to the Company, its Subsidiaries or any of their agents or affiliates in connection with the Exchange.

5.      Collateral Agent. The Holder hereby (i) appoints [ ], as the collateral agent hereunder and under the other Security Documents (in such capacity, the “Collateral Agent”), and (ii) authorizes the Collateral Agent (and its officers, directors, employees and agents) to take such action on such Buyer’s behalf in accordance with the terms hereof and thereof. The Collateral Agent shall not have, by reason hereof or any of the other Security Documents, a fiduciary relationship in respect of the Holder. Neither the Collateral Agent nor any of its officers, directors, employees or agents shall have any liability to the Holder for any action taken or omitted to be taken in connection hereof or any other Security Document except to the extent caused by its own gross negligence or willful misconduct, and the Holder agrees to defend, protect, indemnify and hold harmless the Collateral Agent and all of its officers, directors, employees and agents (collectively, the “Collateral Agent Indemnitees”) from and against any losses, damages, liabilities, obligations, penalties, actions, judgments, suits, fees, costs and expenses (including, without limitation, reasonable attorneys’ fees, costs and expenses) incurred by such Collateral Agent Indemnitee, whether direct, indirect or consequential, arising from or in connection with the performance by such Collateral Agent Indemnitee of the duties and obligations of Collateral Agent pursuant hereto or any of the Security Documents. The Collateral Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Holder; provided, however, that the Collateral Agent shall not be required to take any action which, in the reasonable opinion of the Collateral Agent, exposes the Collateral Agent to liability or which is contrary to this Agreement or any other Exchange Document or applicable law. The Collateral Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the other Exchange Documents and its duties hereunder or thereunder, upon advice of counsel selected by it.

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6.      Successor Collateral Agent

(a)     The Collateral Agent may resign from the performance of all its functions and duties hereunder and under the other Exchange Documents at any time by giving at least ten (10) Business Days’ prior written notice to the Company and the Holder of the Exchange Note. Such resignation shall take effect upon the acceptance by a successor Collateral Agent of appointment pursuant to clauses (ii) and (iii) below or as otherwise provided below. If at any time the Collateral Agent (together with its affiliates) beneficially owns less than $100,000 in aggregate principal amount of the Exchange Note, the Holder may, by written consent, remove the Collateral Agent from all its functions and duties hereunder and under the other Exchange Documents.

(b)     Upon any such notice of resignation or removal, the Holder shall appoint a successor collateral agent. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor agent, such successor collateral agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the collateral agent, and the Collateral Agent shall be discharged from its duties and obligations under this Agreement and the other Exchange Documents. After the Collateral Agent’s resignation or removal hereunder as the collateral agent, the provisions of this Section 6 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Collateral Agent under this Agreement and the other Exchange Documents.

(c)     If a successor collateral agent shall not have been so appointed within ten (10) Business Days of receipt of a written notice of resignation or removal, the Collateral Agent shall then appoint a successor collateral agent who shall serve as the Collateral Agent until such time, if any, as the Holder appoint a successor collateral agent as provided above.

(d)     In the event that a successor Collateral Agent is appointed pursuant to the provisions of this Section 6 that is not the Holder or an affiliate of the Holder (or the Holder or the Collateral Agent (or its successor), as applicable, notify the Company that they or it wants to appoint such a successor Collateral Agent pursuant to the terms of this Section 6), the Company and each Subsidiary thereof covenants and agrees to promptly take all actions reasonably requested by the Holder or the Collateral Agent (or its successor), as applicable, from time to time, to secure a successor Collateral Agent satisfactory to the requesting part(y)(ies), in their sole discretion, including, without limitation, by paying all reasonable and customary fees and expenses of such successor Collateral Agent, by having the Company and each Subsidiary thereof agree to indemnify any successor Collateral Agent pursuant to reasonable and customary terms and by each of the Company and each Subsidiary thereof executing a collateral agency agreement or similar agreement and/or any amendment to the Security Documents reasonably requested or required by the successor Collateral Agent.

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7.      Disclosure of Transaction. The Company shall, on or before 9:30 a.m., New York City time, on or prior to the first business day after the date of this Agreement, file a Report of Foreign Issuer on Form 6-K describing the terms of the transactions contemplated hereby in the form required by the 1934 Act and attaching the form of this Agreement as an exhibit to such filing (including all attachments, the “6-K Filing”). From and after the filing of the 6-K Filing, the Company shall have disclosed all material, non-public information (if any) provided up to such time to the Holder by the Company or any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents, that is not disclosed in the 6-K Filing. The Company shall not, and shall cause its officers, directors, employees, affiliates and agents, not to, provide the Holder with any material, nonpublic information regarding the Company from and after the filing of the 6-K Filing without the express written consent of the Holder. To the extent that the Company delivers any material, non-public information to the Holder without the Holder’s express prior written consent, the Company hereby covenants and agrees that the Holder shall not have any duty of confidentiality to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agent with respect to, or a duty to the to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agent or not to trade on the basis of, such material, non-public information. The Company shall not disclose the name of the Holder in any filing, announcement, release or otherwise, unless such disclosure is required by law or regulation. In addition, effective upon the filing of the 6-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement with respect to the transactions contemplated by this Agreement or as otherwise disclosed in the 6-K Filing, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Holder or any of their affiliates, on the other hand, shall terminate. Neither the Company, its Subsidiaries nor the Holder shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company shall be entitled, without the prior approval of the Holder, to make a press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 6-K Filing or (ii) as is required by applicable law and regulations (provided that in the case of clause (i) the Holder shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of the Holder (which may be granted or withheld in the Holder’s sole discretion), except as required by applicable law, the Company shall not (and shall cause each of its Subsidiaries and affiliates to not) disclose the name of the Holder in any filing, announcement, release or otherwise.

8.      No Integration. None of the Company, its Subsidiaries, any of their affiliates, or any Person acting on their behalf shall, directly or indirectly, make any offers or sales of any security (as defined in the Securities Act) or solicit any offers to buy any security or take any other actions, under circumstances that would require registration of the Exchange Shares under the Securities Act.

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9.      Holding Period. For the purposes of Rule 144 of the Securities Act (“Rule 144”), the Company acknowledges that the holding period of the Exchange Note (and upon conversion of the Exchange Note, the Exchange Shares) may be tacked onto the holding period of the Exchanged Warrant, and the Company agrees not to take a position contrary to this Section 9. The Company acknowledges and agrees that (assuming the Holder is not an affiliate of the Company) (i) upon issuance in accordance with the terms of the Exchange Note, the Exchange Shares are, as of the date hereof, eligible to be resold pursuant to Rule 144, (ii) the Company is not aware of any event reasonably likely to occur that would reasonably be expected to result in the Exchange Shares becoming ineligible to be resold by the Holder pursuant to Rule 144, and (iii) in connection with any resale of Exchange Shares pursuant to Rule 144, the Holder shall solely be required to provide reasonable assurances that such Exchange Shares are eligible for resale, assignment or transfer under Rule 144, which shall not include an opinion of Holder’s counsel. The Company shall be responsible for any transfer agent fees or Depository Trust Company fees or legal fees of the Company’s counsel with respect to the removal of legends, if any, or issuance of Exchange Shares in accordance herewith. The Holder shall provide such documents reasonably requested by the Company and the transfer agent, including but not limited to a broker’s representation letter.

10.     Listing. The Company shall use reasonable best efforts to promptly secure the listing or designation for quotation (as applicable) of all of the Exchange Shares upon the Nasdaq Capital Market (the “Principal Market”) (subject to official notice of issuance). The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 9.

11.     Fees. The Company shall reimburse Kelley Drye & Warren LLP, on demand, a non-accountable amount of $25,000 (the “Legal Fee Amount”) for all costs and expenses incurred by it in connection with preparing and delivering this Agreement (including, without limitation, all legal fees and disbursements in connection therewith, and due diligence in connection with the transactions contemplated hereby).

12.     Form D and Blue Sky. The Company shall make all filings and reports relating to the Exchange as required under applicable securities or “Blue Sky” laws of the states of the United States following the date hereof, if any.

13.     No Commissions. Neither the Company nor the Holder has paid or given, or will pay or give, to any person, any commission, fee or other remuneration, directly or indirectly, in connection with the transactions contemplated by this Agreement.

14.     Termination. Notwithstanding anything contained in this Agreement to the contrary, if the Company does not deliver the Exchange Note to the Holder in accordance with Section 1 hereof prior to the second (2nd) Trading Day after the date hereof, then, at the election of the Holder delivered in writing to the Company at any time after the fifth (5th) Trading Day immediately following the date of this Agreement, this Agreement shall be terminated and be null and void ab initio and the Existing Warrant shall not be cancelled hereunder and shall remain outstanding as if this Agreement never existed.

15.     Miscellaneous.

(a)     Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

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(b)     Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Delaware, without giving effect to any provision of law or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. Each party hereby irrevocably submits to the exclusive jurisdiction of the state or federal courts sitting in Wilmington, Delaware, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(c)     Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(d)     Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon delivery, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) or by electronic mail; or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses, facsimile numbers and e-mail addresses for such communications shall be:

If to the Company:

Bit Origin Ltd
27F, Samsung Hub
3 Church Street, Singapore
Telephone: (347) 556-4747
Attention: Jinghai Jiang, Chief Executive Officer
Email: jiang.jh@bitorigin.io

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With a copy (for informational purposes only) to:

Ortoli Rosenstadt LLP
366 Madison Avenue, 3rd Floor
New York, NY 10017
Telephone: (212) 588-0022
Attention: Mengji “Jason” Ye
Email: jye@orllp.legal

If to the Holder, to its address, facsimile number and e-mail address set forth on its signature page hereto,

with a copy (for information purposes only) to:

Kelley Drye & Warren LLP

3 World Trade Center
175 Greenwich Street

New York, NY 10007

Telephone: 212-808-7540

Facsimile: (212) 808-7897

Attention: Michael Adelstein, Esq.

Email: madelstein@kelleydrye.com

or to such other address, or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine or e-mail containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(e)     Finder’s Fees. Each party represents that it neither is nor will be obligated for any finders’ fee or commission in connection with this transaction. The Company shall indemnify and hold harmless the Holder from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

(f)     Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holder.

(g)     Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

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(h)     Entire Agreement. This Agreement together with the other Exchange Documents, represents the entire agreement and understanding between the parties concerning the Exchanges and the other matters described herein and therein and supersedes and replaces any and all prior agreements and understandings solely with respect to the subject matter hereof and thereof. Except as expressly set forth herein, nothing herein shall amend, modify or waive any term or condition of the other Exchange Documents.

(i)     Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(j)     Interpretation. Unless the context of this Agreement clearly requires otherwise, (a) references to the plural include the singular, the singular the plural, the part the whole, (b) references to any gender include all genders, (c) “including” has the inclusive meaning frequently identified with the phrase “but not limited to” and (d) references to “hereunder” or “herein” relate to this Agreement.

(k)     No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(l)     Survival. The representations, warranties and covenants of the Company and the Holder contained herein shall survive the Closing and delivery of the Exchange Note.

(m)      Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(n)     No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

[The remainder of the page is intentionally left blank]

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IN WITNESS WHEREOF, Holder and the Company have executed this Agreement as of the date set forth on the first page of this Agreement.

COMPANY:

BIT ORIGIN LTD.

By:
Name: Jinghai Jiang
Title: Chief Executive Officer

IN WITNESS WHEREOF, Holder and the Company have executed this Agreement as of the date set forth on the first page of this Agreement.

HOLDER:

Aggregate Number of Ordinary Shares
issuable upon exercise of Existing Warrant:	[ ]

By:
Name:
Sale Warrant Shares:	Title:

Address:
Exchanged Warrant Shares:

Aggregate Principal Amount of Exchange Note:

Tax ID:

Wire Amount:

Wire Instructions:

Bank Name:

ABA No.:

Account Name:

Account No.:

Swift Code:

Exhibit A

Form of Warrant Purchase Agreement

See attached.

Exhibit B

Form of Exchange Note

See attached.

Exhibit C

Form of Security Agreement

See attached.

Exhibit D

Form of Guaranty

See attached.

Exhibit E

Form of Additional Note

See attached.